Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 22, 2018, with respect to the consolidated financial statements of Dynegy Inc. incorporated by reference in the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 (No. 333-215288) and related Prospectus of Vistra Energy Corp. for the registration of 168,779,076 shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

July 2, 2018